Filed Pursuant to Rule 424
Registration No. 333-222070

ECOFIN TAX-ADVANTAGED SOCIAL IMPACT FUND, INC.

Supplement No. 1 dated March 3, 2021

to the Prospectus (the “Prospectus”) and Statement of Additional Information (“SAI”)

dated January 28, 2021

Capitalized terms not defined herein have the meanings assigned to them in the Prospectus and SAI.

Management Voluntary Fee Waiver

As described in the Prospectus, the investment advisory agreement between the Fund and the Adviser provides for the Fund to pay a management fee to the Adviser at an annual rate equal to 1.25% of the Fund’s average Managed Assets (the “Management Fee”). The Adviser has voluntarily agreed to waive 0.50% of its 1.25% Management Fee thereby reducing the Management Fee to an annualized rate of 0.75% of the Fund’s average Managed Assets effective from April 1, 2021 until June 30, 2021. The Adviser may, in its sole discretion and at any time (including prior to June 30, 2021), elect to extend, terminate or modify its temporary waiver upon written notice to the Fund.

Please retain this supplement for future reference.

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